Exhibit 10.26

AMENDMENT

to the

EMPLOYMENT AGREEMENT

Tod M. Cooper

This SECOND AMENDMENT, dated as of January 1, 2017, to the Amended and Restated Employment Agreement (the “Agreement”) is by and between MYR Group Inc., a Delaware corporation (the “Company”), and Tod M. Cooper, (the “Key Employee”) (capitalized terms used in this Amendment that are not defined herein shall have the meanings given them in the Agreement, unless the context clearly requires otherwise).

WHEREAS, on January 1, 2017, the Company’s Board of Director’s appointment of Key Employee to the position of Senior Vice President and Chief Operating Officer T&D became effective; and

WHEREAS, the Company and Key Employee desire to amended the Agreement to be consistent with this appointment.

NOW, THEREFORE, the parties hereto agree as follows:

Paragraph 2.2 of the Agreement is deleted in its entirety and replaced with the following:

2.2           Position, Duties and Services. The Key Employee shall serve in the position of Senior Vice President and Chief Operating Officer T&D and shall have duties and responsibilities consistent with an executive serving in such capacity. The Key Employee shall perform such duties and responsibilities diligently and to the best of the Key Employee’s abilities. The Key Employee’s employment will be subject to the supervision and direction of the Chief Executive Officer.

Paragraph 2.3 (a) of the Agreement is deleted in its entirety and replaced with the following:

2.3           (a)          Base Salary. Beginning on the date of this Amendment the Key Employee shall receive a Base Salary at the rate of Three Hundred and Sixty-five Thousand dollars ($365,000) per annum payable in periodic installments in accordance with the Company’s normal payroll practices and procedures, which Base Salary may be increased (but not decreased) by the Board or (a committee thereof) from time to time.

INTENDING TO BE BOUND, the parties hereto have executed this AMENDMENT as of the date first set forth above.

COMPANY:
MYR GROUP INC.

By:	/s/ LARRY F. ALTENBAUMER
Name:	Larry F. Altenbaumer
Title:	Compensation Committee Chairman

KEY EMPLOYEE:

/s/ TOD M. COOPER
Name	Tod M. Cooper